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                                                                     EXHIBIT 1.3

                                 AMENDMENT NO. 2

                                     TO THE

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 MHC T1000 TRUST
                        (f/k/a MHC THOUSAND TRAILS TRUST)

                        THOUSAND TRAILS ACQUISITION, INC.

                           KTTI HOLDING COMPANY, INC.

                                       AND

                THOUSAND TRAILS OPERATIONS HOLDING COMPANY, L.P.

      This Amendment, dated as of November 9, 2004 (this "AMENDMENT"), is among MHC T1000 Trust (f/k/a MHC Thousand Trails Trust), Thousand Trails Acquisition, Inc., KTTI Holding Company, Inc. and Thousand Trails Operations Holding Company, L.P. The Parties hereby agree as follows:

      1. Merger Agreement; Definitions. This Amendment amends the Agreement and Plan of Merger by and among the Parties, dated as of August 2, 2004, as amended by Amendment No. 1 ("Amendment No. 1") thereto by and among the Parties, dated September 30, 2004 (as in effect prior to giving effect to this Amendment, the "MERGER AGREEMENT"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

      2. Amendment of Merger Agreement. Effective as of the date hereof, the Merger Agreement is hereby amended as follows:

            2.1.  Amendment of Recital B.

                  (a) Recital B of the Merger Agreement is amended and restated to read in its entirety as follows:

      "B.   Prior to the Effective Time, the Company and its subsidiary companies shall have effected a reorganization (the "TRAILS
      REORGANIZATION") in accordance with the agreements substantially in the form attached hereto as Exhibit A-1 (together with the Notes, the "REORGANIZATION DOCUMENTS"), pursuant to which,

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      inter alia, (a) the subsidiaries of the Company listed on Exhibit A attached hereto (each, an "ACQUIRED SUBSIDIARY" and collectively, the "ACQUIRED SUBSIDIARIES") shall remain as direct or indirect subsidiaries of the Company (the Company, together with the Acquired Subsidiaries, each, an "ACQUIRED COMPANY" and collectively, the "ACQUIRED COMPANIES"),
      (b) the Company shall transfer to Operations ownership of all of the capital stock and equity interests of each of the subsidiaries of the Company listed on Exhibit B attached hereto (each, a "DISTRIBUTED COMPANY" and collectively, the "DISTRIBUTED COMPANIES"), (c) the Company shall transfer to Operations the other specified assets and all liabilities of operating and managing (i) membership campgrounds, (ii) reciprocal use and affiliation programs for use of campgrounds, and (iii) campgrounds for third parties, including the United States Forest Service (the "OPERATING BUSINESS"), and (d) the Company shall distribute to its stockholders equity interests of Operations, cash and notes in the form attached hereto as Exhibit A-2 (the "NOTES") in redemption of a portion of the outstanding Company Common Stock."

                  (b) The Reorganization Documents attached hereto as Exhibit A shall be the Reorganization Documents attached to the Amended Merger Agreement as Exhibit A-1.

                  (c) The form of Note attached hereto as Exhibit B shall be the form of Note attached to the Amended Merger Agreement as Exhibit A-2.

            2.2. Amendment of Recital F. Recital F of the Merger Agreement is amended and restated to read in its entirety as follows:

      "F.   At the Closing, pursuant to an agreement between MHC Operating
      Limited Partnership (or an Affiliate thereof other than MHC or any direct or indirect subsidiary of MHC (such entity, the "NOTE PURCHASER")) and the stockholders of the Company (the "NOTE PURCHASE AGREEMENT"), the Note Purchaser will purchase the Notes from the stockholders for an aggregate amount equal to $49,200,000 (the "NOTE PURCHASE PRICE")."

            2.3. Amendment of Section 1.2. Section 1.2 of the Merger Agreement is amended and restated to read in its entirety as follows:

      "1.2 Closing and Closing Date. (a) Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Katten Muchin Zavis Rosenman, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661, at 10:00 a.m. local time, on the later of (a) the next business day after the last to be fulfilled or waived of the conditions set forth in Article VII hereof, (b) the next business day after the last of the permits and licenses set forth on
      Schedule 1.2 ("Extension Permits") have been obtained, but in no event shall the Closing be extended beyond November 30, 2004 as a result of this clause (b), or (c) at such other time, date or place as the Company and MHC may agree in writing. The date on which the Closing occurs is referred to

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      herein as the "Closing Date." The Parties hereby acknowledge and agree that the Closing shall be a standard "New York style" real estate transaction without imposing additional substantive obligations on the Parties. Notwithstanding anything contained herein to the contrary, (i) if the Company and Operations have received (in their sole and absolute discretion as evidenced by a written notice provided by the Company and Operations to MHC) verbal confirmation from the state regulators for (I) the states of Arizona, Indiana, Nevada, North Carolina, Oregon, Pennsylvania, Texas, Virginia and Washington that there is no deficiency in the application submitted by Operations or any of its subsidiaries seeking permits to market under the statutes regulating membership campgrounds in such states that would preclude the issuance of the permits to market sought by Operations or any of its subsidiaries and (II) each state where Operations or any of its subsidiaries is seeking a broker of record or similar license (or a transfer of any such license previously issued to the Company or any of its subsidiaries) that there is no deficiency in the application submitted by Operations or any of its subsidiaries seeking such broker of record license under the statutes regulating membership campgrounds in such states that would preclude the issuance or transfer of the license sought by Operations or any of its subsidiaries, and the only unsatisfied condition precedent contained in Sections 7.1 and 7.3 hereof is the failure to obtain any of the Operations Authorizations set forth as item 1 or 2 on Schedule 4.20(a), then MHC and Acquisition shall have the right, at their option, exercised no later than November 21, 2004 by written notice from MHC and Acquisition to the Company and Operations, to consummate the Closing on December 1, 2004 (the "ACCELERATED CLOSING") and the Company and Operations shall waive the satisfaction of such conditions precedent contained in Section 7.3 hereof relating to items 1 and 2 of Schedule 4.20(a) and (ii) MHC and Operations may elect to consummate the Closing on such date as is agreed to by MHC and Operations and prior to the receipt of the Operations Authorizations set forth in items 1 and 2 of Schedule 4.20(a) or the satisfaction of any other condition precedent contained in Section 7.2 or Section 7.3 (any such closing, a "JOINT ACCELERATED CLOSING"). Upon consummation of any Joint Accelerated Closing the Company, Operations, MHC and Acquisition shall each be deemed to have waived the satisfaction of any conditions precedent contained in Sections 7.1, 7.2 and 7.3 not previously satisfied.

      (b) On the date of any Joint Accelerated Closing, (i) MHC shall pay to Operations $20,000.00 by wire transfer of immediately available funds to an account designated by Operations as consideration for the waiver of any conditions precedent contained in Sections 7.1 or 7.3 not satisfied prior to the Joint Accelerated Closing and (ii) Operations shall provide to MHC (or its designee), at no charge, 10 national camping memberships as consideration for the waiver of any conditions precedent contained in Sections 7.1 or 7.2 not satisfied prior to the Joint Accelerated Closing.

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            2.4   Amendment of Sections 3.3 and 6.1. Each of Section 3.3 and
Section 6.1 of the Merger Agreement is hereby amended to delete "Two business days" from the first sentence of each such section.

            2.5 Amendment of Section 6.2. Section 6.2 is hereby amended to include the following phrase at the end of the sentence:

      ", provided further, however, that any such fees and expenses incurred or payable by the Company or Operations may be paid by the Stockholders with a portion of the Aggregate Conversion Amount."

            2.6 Amendment of Section 6.5(a). Section 6.5(a) of the Merger Agreement is amended and restated to read in its entirety as follows:

      "MHC Actions. MHC agrees that the Notes will not be repaid other than with cash from assets or continuing, separate operations of the Company, from loans against the Company's assets or in connection with a refinancing of the Notes. The Company agrees that, to the extent MHC satisfies the covenants contained in this Section 6.5(a), as of the Effective Time, the aggregate "earnings and profits" (within the meaning of, and calculated in accordance with, the Code) of the Acquired Companies shall not be in excess of $12,000,000 (such amount, the "RESIDUAL AMOUNT"). "

            2.7. Amendment of Section 6.17. Section 6.17 of the Merger Agreement is amended and restated to read in its entirety as follows:

      "6.17 Consents. If the Closing extends beyond December 1, 2004 as a result of the failure to obtain any of (a) the consents, approvals and lien releases set forth on Schedule 7.2(h), (b) the Conditional Use Permits specified in Section 7.2(m) and Section 7.3(g) or (c) the Operations Authorizations listed on Schedule 4.20(a) and the Accelerated Closing has not occurred, the Parties shall, no later than December 30, 2004, attempt to mutually agree upon an alternative arrangement which alternative arrangement will, at no additional material cost or detriment to MHC, Acquisition, the Company or Operations, provide the Parties with the same rights and benefits the Parties would have received had such consents, approvals, lien releases, permits and authorizations been obtained. Notwithstanding the foregoing, with respect to the consents of the applicable third party lessors to the ground leases listed as item 3 on
      Schedule 4.20(a), the Parties agree to attempt, simultaneously with the efforts to obtain such consents and until the Closing Date, to mutually agree upon an alternative arrangement in the event such consents are not obtained, which alternative arrangement will, at no additional material cost or detriment to MHC, Acquisition, the Company or Operations, provide the Parties with the same rights and benefits the Parties would receive if such consents are obtained. The conditions precedent contained in Sections 7.2(h), 7.2(m) and 7.3(g) hereof shall be deemed satisfied and fulfilled upon the Parties' mutual agreement to such alternative arrangement. "

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            2.8   Addition of Section 6.19. A new Section 6.19 is added to the
Merger Agreement as follows:

      "6.19 Financial Information. Following the Closing, Operations covenants and agrees, upon the request of MHC Inc. and subject to the provisions of this Section 6.19, to use its commercially reasonable efforts to assist MHC Inc., the Surviving Corporation and their auditors in (i) obtaining access at all reasonable times to all financial and other financial information in the possession of Operations and its subsidiaries relating to the Acquired Companies that is necessary for MHC Inc., the Surviving Corporation and their auditors to prepare audited financial statements or other financial information covering periods or portions of periods ending on or prior to the Closing Date in conformity with Regulation S-X of the Securities and Exchange Commission ("SEC"), in each case to the extent such financial statements or other financial information is required to be included in a registration statement, report or other disclosure that is required to be filed by MHC Inc. with the SEC or necessary for MHC Inc. to comply with any SEC rule, regulation or request applicable to it, (ii) requesting not more than one executed representations letter of management personnel covering periods or portions of periods ending on or prior to the Closing Date, to the extent that such representations letter is required to enable an independent public accountant to render an opinion on any financial statements or other financial information referred to in clause (i) above that are required to be included in a registration statement, report or other disclosure to be filed by MHC Inc. with the SEC; provided, however, that the provisions of this clause (ii) are conditioned upon such representations letter containing no representations or other agreements that were not contained in the representations letter that was provided by Thousand Trails management personnel to its independent public accountant in connection with the most recent audit of the financial statements of Thousand Trails prior to the Closing Date, and
      (iii) requesting the consent of Deloitte and Touche LLP or Grant Thornton LLP, as applicable, to file the audit report of such firm with the SEC in respect of any financial statements referred to in clause (i) above that have been audited by such accounting firm and that are required to be included in a report or other disclosure to be filed by MHC Inc. with the SEC pursuant to any law, rule, regulation or request of the SEC. For the avoidance of doubt, the failure to obtain any representations letter or consent referred to in clauses (ii) or (iii) above, after Operations has used commercially reasonable efforts in accordance with the terms of this
      Section 6.19, shall not give rise to any claim for a breach of this
      Section 6.19. MHC and the Surviving Corporation shall be responsible for, and shall pay to Operations promptly upon request therefor (and in any event no later than five (5) days following a request therefor), all actual costs and expenses incurred by or on behalf of Operations in performing its obligations under this Section 6.19. In addition, MHC and the Surviving Corporation shall indemnify and hold harmless Operations, each person, if any, who controls Operations and each officer or partner of Operations from and against any Losses incurred by any of them as a result of any action taken in good

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      faith in accordance with this Section 6.19. The obligations of the Parties under this Section 6.19 shall survive the Closing."

            2.9 Addition of Section 6.20. A new Section 6.20 is added to the Merger Agreement as follows:

      "Section 6.20 Audit of June 30, 2004 Financial Statements. Following the Closing Date, Operations covenants and agrees to use commercially reasonable efforts to cause an audit report to be delivered by Deloitte and Touche LLP as soon as reasonably practicable with respect to the June 30, 2004 financial statements of Thousand Trails. Except for those three items described in the e-mail from John Eastburn to Thomas Heneghan and Michael Berman on November 8, 2004 which transmitted a draft audit report with respect to the June 30, 2004 financial statements of Thousand Trails, the Parties are not aware of any reason that the final audit report and financial statements will not be substantially similar to the draft audit report and financial statements delivered to MHC on November 8, 2004. Operations agrees to deliver a copy of the audit report and financial statements to MHC within five days of receipt of such audit report and financial statements by Operations."

            2.10 Addition of Section 6.21. A new Section 6.21 is added to the Merger Agreement as follows:

      "Section 6.21 Post-Closing Cooperation. After the Closing, Operations covenants and agrees to use commercially reasonable efforts to assist MHC and its affiliates in obtaining the information, data, financial statements, tax returns and any other documents in the possession of Operations or any of its subsidiaries, and to cause Operations and its subsidiaries, and the employees, representatives, consultants and accountants of Operations and its subsidiaries to provide reasonable cooperation to the extent requested by MHC and its affiliates, in order to enable MHC and its affiliates to complete, by July 1, 2005, the calculation of the final amount of earnings and profits of Thousand Trails and all of its subsidiaries as of the Effective Time. MHC and the Surviving Corporation, on the one hand, and Operations, on the other hand, shall share equally the costs and expenses of third party accountants and consultants incurred in connection with the calculation of the final amount of earnings and profits.

            2.11. Amendment of Section 8.4. The reference to "10 days" in line seven of Section 8.4 of the Merger Agreement is amended to read "21 days."

      3. Ground Lease. The Ground Lease attached hereto as Exhibit C shall replace the Ground Lease that was attached to Amendment No. 1 to the Merger Agreement as Exhibit B and, as of and following the date of this Amendment, the definition of Ground Lease referred to in Section 7.2(g) of the Merger Agreement shall refer to the Ground Lease attached hereto as Exhibit C.

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      4.    Joint Venture Agreement. The Parties acknowledge that, in accordance with Section 6.15 of the Merger Agreement, they have mutually agreed to the form of Joint Venture Agreement and that such form of Joint Venture Agreement shall be in the form attached hereto as Exhibit D.

      5. General. The Merger Agreement as amended hereby (as so amended, the "AMENDED MERGER AGREEMENT") is confirmed as being in full force and effect. The Amended Merger Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior understandings and agreements, whether written or oral. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the Parties and their respective successors and assigns. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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      IN WITNESS WHEREOF, MHC, Acquisition, the Company and Operations have caused this Amendment to be signed and delivered by their respective duly authorized officers, all as of the date first written above.

                                   MHC:

                                   MHC T1000 TRUST (f/k/a MHC THOUSAND
                                   TRAILS TRUST)

                                   By:__________________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                                   ACQUISITION:

                                   THOUSAND TRAILS ACQUISITION, INC.

                                   By:__________________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                                   THE COMPANY:

                                   KTTI HOLDING COMPANY, INC.

                                   By:__________________________________________
                                      Name: John Eastburn
                                      Title: Vice President

                                   OPERATIONS:

                                   THOUSAND TRAILS OPERATIONS HOLDING
                                   COMPANY, L.P.

                                   By: KTTI GP, LLC, its general partner

                                       By: KTTI HOLDING COMPANY, LLC., its
                                           sole member

                                           By:__________________________________
                                              Name: John Eastburn
                                              Title: Vice President